UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

OncoSec Medical Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9810 Summers Ridge Road, Suite 110 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Appointment of Chief Scientific Officer

On September 16, 2014, OncoSec Medical Incorporated (the “Company”) appointed Dr. Robert Pierce as the Company’s Chief Scientific Officer.  Dr. Pierce previously served as the Company’s Chief Medical Officer but will no longer hold such position effective as of his appointment as Chief Scientific Officer. The terms of Dr. Pierce’s executive employment agreement with the Company, which is filed as Exhbit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2013 and is incorporated herein by reference, remains unchanged, except for modifications to reflect Dr. Pierce’s new title as of September 16, 2014, and an increase to his base salary from $260,000 to $300,000 as approved by the Company’s Board of Directors and in accordance with the terms of his employment agreement on July 18, 2014.

Appointment of Chief Medical Officer

On September 16, 2014, the Company appointed Dr. Mai Hope Le as Chief Medical Officer of the Company. Dr. Le has replaced Dr. Pierce in such position.

Prior to joing the Company, Dr. Le, 38, was Medical Director at Calithera Biosciences, Inc. from July 2013 to September 2014, where she formulated and launched the early clinical development plans for a novel small molecule inhibitor of glutaminase for a variety of solid and hematological tumor indications. From June 2008 to April 2013, she was medical director or associate medical director at Plexxikon Inc., Onyx Pharmaceuticals, Inc., and Proteolix, Inc. At Proteolix and, later, Onyx Pharmaceuticals, her work contributed to the accelerated approval of carfilzomib (Kyprolis™), a second generation proteosome inhibitor, for the treatment of relapsed/refractory multiple myeloma. Prior to entering medical school, Dr. Le managed clinical trials for PAREXEL Inc. in Waltham, Massachusetts. Dr. Le received her medical degree at the University of Rochester School of Medicine and Dentistry and completed her residency in Clinical Pathology/Laboratory Medicine at the University of California at San Francisco. She received her Bachelor of Arts in Biology from Cornell University. Dr. Le is licensed to practice in California.

Dr. Robert Pierce, our Chief Scientific Officer, and Dr. Mai Hope Le, our Chief Medicial Officer, are married to each other and they will both report to the Company’s Chief Executive Officer. There have been no related transactions, and none are contemplated, between Dr. Le or any of her immediate family members and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Executive Employment Agreement with Chief Medical Officer

In connection with Dr. Le’s appointment, effective as of September 16, 2014, the Company entered into an executive employment agreement (the “Employment Agreement”) with Dr. Le. The principal terms of the Employment Agreement are as follows:

The Employment Agreement provides for the following, among other things: (a) a base annual salary of $260,000; (b) a relocation bonus of $54,000; (c) eligibility to receive an annual bonus at the discretion of the Board of Directors; (d) as an inducement material to entering into employment with the Company, a stock option award granted under the Company’s Amended and Restated 2011 Stock Incentive Plan to purchase up to 1.7 million shares of the Company’s common stock at an exercise price of $0.52 per share, the closing price of the Company’s common stock on the date of grant of the award, and to vest as follows: 25% of the shares underlying the award shall vest on September 16, 2014 and the remaining 75% of the shares underlying the award shall vest in equal installments on each monthly anniversary of September 16, 2014; and (e) if Dr. Le is terminated other than for cause, by death or by disability, or if she terminates her employment with the Company for good cause, then Dr. Le will be entitled to receive (i) prior to such time as she shall have provided services to the Company for twelve (12) months, severance payments by the Company of an amount aggregate equal to nine (9) months of her then-current base annual salary plus accrued bonus (if applicable), less applicable statutory deductions and withholdings, or (ii) following such time as she shall have provided services to the Company for twelve (12) months, severance payments by the Company of an aggregate amount equal to twelve (12) months of her then-current base annual salary plus accrued bonus (if applicable), less applicable statutory deductions and withholdings, with any such severence payments to be paid as salary continuation (and not as a lump sum) over the applicable period and in accordance with the Company’s standard payroll practices.

Under the terms of the Employment Agreement, (i) the term “for cause” is defined to mean (a) commission of a crime involving dishonesty, breach of trust, or physical harm to any person; (b) willful engagement in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (c) commission of a material breach of the Employment Agreement, which breach is not cured within 30 days after written notice to Dr. Le from the Company; (d) willful refusal to implement or follow a reasonable and lawful policy or directive of the Company, which breach is not cured within 30 days after written notice to Dr. Le from the Company; or (e) engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally, which misfeasance or malfeasance is not cured within 30 days after written notice to Dr. Le from the Company; and (ii) the term “good cause” is defined to mean any one or more of the following events without Dr. Le’s consent: (a) a reduction in the amount of Dr. Le’s base compensation in a manner that disproportionately adversely affects Dr. Le as compared to other senior management of the Company; (b) Dr. Le ceases to report directly to the Chief Executive Officer of the Company, provided that such change in reporting relationship results in a material reduction in Dr. Le’s authority, duties, or responsibilities; (c) any other material change in Dr. Le’s duties, authority or responsibilities with the Company relative to the duties, authority or responsibilities in effect immediately prior to such reduction; or (d) the Company’s relocation of Dr. Le’s work location more than thirty (30) miles from Company’s headquarters; provided in each case that the Company shall have 15 business days following its receipt of written notice from Dr. Le to cure any such event before it is deemed an event constituting “good cause.”

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit	Description

10.1	Executive Employment Agreement, dated September 16, 2014, by and between the Company and Mai Hope Le

99.1	Press Release dated September 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Date: September 19, 2014	By:	/s/ Punit Dhillon
Punit Dhillon
President & Chief Executive Officer